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                                                                    EXHIBIT 99.1


                         PRIORITY CALL MANAGEMENT, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN



         1. Definitions. As used in this Amended and Restated 1993 Stock Option Plan of Priority Call Management, Inc., the following terms shall have the following meanings:

            1.1. Board means the Company's Board of Directors.

            1.2. Code means the federal Internal Revenue Code of 1986, as amended.

            1.3. Committee means a committee appointed by the Board or, if no such committee is appointed, the Board itself. Such committee or the Board, as the case may be, shall be responsible for the administration of the Plan, as provided in section 5 of the Plan.

            1.4. Company means Priority Call Management, Inc., a Massachusetts corporation.

            1.5. Employment Agreement means an agreement, if any, between the Company and an Optionee, setting forth, inter alia, conditions and restrictions upon the transfer of shares of Stock.

            1.6. Fair Market Value means (i) on any date prior to the Initial Public Offering Date, the value of a share of Stock on any such date as determined by the Committee, and (ii) on the Initial Public Offering Date or on any date thereafter, (A) the average of the closing bid and asked prices of a share of Common Stock on the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. ("NASD") on such date, or (B) the closing price of a share of Common Stock on an exchange or the NASD's National Market System, as the case may be, on such date.

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             1.7. Grant Date means the date as of which an Option is granted, as determined under Section 7.

             1.8. Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

             1.9. Initial Public Offering Date means the date of the closing of the Company's initial public offering of Common Stock.

             1.10. Non-statutory Option means any Option that is not an Incentive Option.

             1.11. Option means an option to purchase shares of Stock granted under the Plan.

             1.12. Option Agreement means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.

             1.13. Option Price means the price paid by an Optionee for a share of Stock upon exercise of an Option.

             1.14. Optionee means a person eligible to receive an Option, as provided in Section 6, to whom an Option shall have been granted under the Plan.

             1.15. Plan means this Amended and Restated 1993 Stock Option Plan of the Company, as amended from time to time.

             1.16. Stock means Class B Common Stock (Non-Voting), par value $.01 per share, of the Company.

             1.17. Stock Restriction Agreement means a Stock Restriction Agreement, substantially in the form attached hereto as Annex A, between the Company and an Optionee.

             1.18. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations). Whether a person is a Ten Percent Owner shall be


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         determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

             1.19. Vesting Year for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

         2. Purpose. This Plan is intended to encourage ownership of Stock by employees and consultants of the Company and its subsidiaries and to provide additional incentives for them to promote the success of the Company's business. The Plan is intended to be an incentive stock option plan within the meaning of
Section 422 of the Code but not all Options granted hereunder are required to be Incentive Options.

         3. Term of the Plan. Options may be granted hereunder at any time in the period commencing on the approval of the Plan by the Board and ending January 11, 2003.

         4. Stock Subject to the Plan. At no time shall the number of shares of Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the number of shares then issuable upon exercise of outstanding Options granted under the Plan, exceed 240,000 shares, subject, however, to the provisions of Section 17 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased thereunder shall again be available for Options thereafter to be granted.

         5. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making the following determinations with respect to each Option to be granted by the
Company: (a) the employee or consultant to receive the Option; (b) whether the Option (if granted to an employee) will be an Incentive Option or Non-statutory Option; (c) the time of granting the Option; (d) the number of shares subject to the Option; (e) the Option Price; (f) the Option period; (g) the Option exercise date or dates; and (h) the effect of termination of employment, consulting or association with the


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Company on the subsequent exercisability of the Option. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees and consultants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 5 shall be conclusive.

            6. Eligibility. An Option shall be granted only to an employee or consultant of one or more of the Company or any subsidiary thereof. A director of one or more of the Company and any subsidiary who is not also an employee or consultant of one or more of the Company or a subsidiary shall not be eligible to receive an Option.

            7. Time of Granting Options. The granting of an Option shall take place at the time specified in the Option Agreement. Only if expressly so provided in the Option Agreement, shall the Grant Date be the date on which an Option Agreement shall have been duly executed and delivered by the Company and the Optionee.

            8. Option Price. The Option Price under each Incentive Option shall be not less than 100% of the Fair Market Value of Stock on the Grant Date, or not less than 110% of the Fair Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner. The Option Price under each Non-statutory Option shall not be so limited solely by reason of this Section 8.

            9. Option Period. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date, but in any case not later than the fifth anniversary of the Grant Date, if the Optionee is a Ten Percent Owner. The Option period under each Non-statutory Option shall not be so limited solely by reason of this Section 9. An Option may become exercisable in such installments, cumulative or non-cumulative, as the





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Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

            10. Limit on Incentive Option Characterization. No Incentive Option shall be considered an Incentive Option to the extent that pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year under that Incentive Option more than the number of shares of Stock calculated by dividing the current limit by the Option Price. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Fair Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the Vesting Year under each other Incentive Option granted to the Optionee under the Plan after December 31, 1986 and each other incentive stock option granted to the Optionee after December 31, 1986 under any other incentive stock option plan of the Company (and any parent and subsidiary corporations).

            11. Exercise of Option. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 21, specifying the number of shares with respect to which the Option is then being exercised. In the event that such notice of exercise is given prior to the Initial Public Offering Date, such notice shall be accompanied by (x) payment in the form of cash, or certified or bank check payable to the order of the Company, in an amount equal to the option price of the shares to be purchased, and (y) if the exercising Optionee is not already a party to a Stock Restriction Agreement, an executed counterpart of a Stock Restriction Agreement. In the event that such notice of exercise is given on or after the Initial Public Offering Date, such notice of exercise shall be accompanied by payment in the form of (i) cash, or certified or bank check payable to the order of the Company, in an amount equal to the option price of the shares to be purchased, or (ii) shares of Common Stock having a Fair Market Value on the date the Option is exercised equal to the option price of the shares to be purchased (provided that the use of shares of Common Stock to exercise an option shall be subject to such restrictions as the Committee may reasonably

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require to avoid adverse accounting effects). Receipt by the Company of such notice, payment and, if applicable, executed counterpart shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.


         12. Restrictions on Issue of Shares.

                (a) Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

                        (1) the shares with respect to which such Option has
            been exercised are at the time of the issue of such shares effectively registered under the Securities Act of 1933, as amended (the "Securities Act"); or

                        (2) a no-action letter in form and substance reasonably
            satisfactory to the Company and its counsel with respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

                (b) Each certificate representing shares issued upon the exercise of an Option will bear restrictive legends which may refer to this Plan and to applicable restrictions under the Employment Agreement.
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         13. Purchase for Investment; Subsequent Registration.

                (a) Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

                (b) Each share of Stock issued pursuant to the exercise of an Option granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 13 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock.

                (c) If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Option holder, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.
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            14. Withholding; Notice of Disposition of Stock Prior to Expiration
of Specified Holding Period.

                (a) Whenever shares are to be issued in satisfaction of an Option granted hereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares.

                (b) The Company may require as a condition to the issuance of shares covered by any Incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such option give a satisfactory written representation promising to make such a remittance.

            15. Termination of Association with the Company. If the Optionee's employment or association with the Company is terminated, whether voluntarily or otherwise, the Option, to the extent the Option is exercisable on the date of termination, may be exercised by the Optionee, but only within 90 days after he or she ceases to be an employee of or consultant to the Company, unless terminated earlier by its terms. Notwithstanding the foregoing, in the event that the applicable Option Agreement with respect to an Option shall contain specific provisions governing the effect that any such termination shall have on the exercisability of such Option, such provisions in the Option Agreement shall, to the extent that they are inconsistent with the provisions of this

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Section 15, control and deem to supersede the provisions of this Section 15. For purposes of this Section 15, military or sick leave shall not be deemed a termination of employment, provided that it does not exceed the longer of 120 days or the period during which the absent Optionee's reemployment rights, if any, are guaranteed by statute or by contract.

            16. Transferability of Options. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

            17. Adjustment of Number and Kind of Option Shares.

                (a) In the event of any stock dividend payable in Stock or any split-up or contraction in the number of shares of Stock after the date of an Option Agreement and prior to the exercise in full of the Option, the number of shares subject to such Option Agreement and the price to be paid for each share subject to the Option shall be proportionately adjusted. In the event of any reclassification, exchange, conversion or change of outstanding shares of Stock, or in case of any consolidation or merger of the Company with or into another company, or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares an Optionee would have received if he or she had held the full number of shares of Stock subject to the Option immediately prior to such reclassification, exchange, conversion, change, consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. Upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of or retained as a consultant to the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest



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smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this Section 17, the number of shares of Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

                (b) Upon the close of business on the Initial Public Offering Date, each Option then outstanding shall cease to be exercisable for shares of Stock and shall become exercisable for shares of Common Stock of the Company. The number of shares of Common Stock that shall become subject to each such Option upon the close of business on the Initial Public Offering Date shall be equal to the number of shares of Stock subject to each such Option on the date immediately preceding such Initial Public Offering Date. From and after the Initial Public Offering Date, each such Option shall be exercisable only in accordance with the terms set forth in, and to the extent provided in, this Plan or any applicable Option Agreement (including, without limitation, any vesting schedule set forth therein), all to the same extent as if each such Option were still exercisable for shares of Stock. Without limiting the generality of the preceding sentence, nothing in this Section 17(b) shall be construed as accelerating the exercisability of any Option.

            18. Reservation of Stock. The Company shall at all times during the term of the Options reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

            19. Limitation of Rights in Stock; No Special Employment or Other Rights. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Optionee or his agent. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation, the By-laws of the Company, and the Employment Agreement. Nothing contained in the Plan or in any Option shall confer upon any


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Optionee any right with respect to the continuation of his or her employment with, or retention as a consultant by, the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

            20. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.

            21. Notices and Other Communications. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Optionee, at his or her residence address last filed with the Company, and (b) if to the Company, at 226 Lowell Street, Wilmington, MA 01887, Attention: Andrew D. Ory, President, with a copy to the Clerk of the Company, presently, Robert G. Ory, at such address, or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.

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                         PRIORITY CALL MANAGEMENT, INC.

                                 FIRST AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN


            This FIRST AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan") of Priority Call Management, Inc., a Massachusetts corporation (the "Company"), is adopted by the Board of Directors of the Company by written consent effective as of March 9, 1995 (the "Effective Date"), subject to ratification and approval by the stockholders of the Company. Effective from and after the Effective Date, the Plan is hereby amended as follows:

            1. Section 4 of the Plan hereby is amended by replacing the number "240,000" in the fifth (5th) line thereof with the number "340,000", said amendment being for purposes of increasing the total number of shares of Class B Common Stock (Non-Voting), $.01 par value per share, that have been issued and/or that may be issued upon exercise of stock options granted under the Plan from 240,000 to 340,000.

            Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.



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                         PRIORITY CALL MANAGEMENT, INC.

                                SECOND AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN


            This SECOND AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan, as heretofore amended (the "Plan"), of Priority Call Management, Inc., a Massachusetts corporation (the "Company"), is being adopted by the Board of Directors of the Company at a meeting held on January 31, 1996 (the "Effective Date"), subject to ratification and approval by the stockholders of the Company. Effective from and after the Effective Date, the Plan is hereby amended as follows:

            1. Section 4 of the Plan hereby is amended by replacing the number "340,000" in the fifth (5th) line thereof with the number "440,000", said amendment being for purposes of increasing the total number of shares of Common Stock, $.01 par value per share, that have been issued and/or that may be issued upon exercise of stock options granted under the Plan from 340,000 to 440,000.

            Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.


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                         PRIORITY CALL MANAGEMENT, INC.

                                 THIRD AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN


            This THIRD AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan") of Priority Call Management, Inc., a Massachusetts corporation (the "Company"), is adopted by the Board of Directors of the Company by written consent effective as of June 28, 1996 (the "Effective Date"), subject to ratification and approval by the stockholders of the Company. Effective from and after the Effective Date, the Plan is hereby amended as follows:

            1. Section 4 of the Plan hereby is amended by replacing the number "440,000" in the fifth (5th) line thereof with the number "490,000", said amendment being for purposes of increasing the total number of shares of Common Stock, $.01 par value per share, that have been issued and/or that may be issued upon exercise of stock options granted under the Plan from 440,000 to 490,000.

            Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.

                         PRIORITY CALL MANAGEMENT, INC.

                                FOURTH AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN


            This FOURTH AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan") of Priority Call Management, Inc., a Massachusetts corporation (the "Company"), is adopted by the Board of Directors of the Company by written consent effective as of March 9, 1998 (the "Effective Date"), subject to ratification and approval by the stockholders of the Company. Effective from and after the Effective Date (subject to ratification and approval by the stockholders of the Company), the Plan is hereby amended as follows:

            1. Section 4 of the Plan hereby is amended by replacing the number "490,000" in the fifth (5th) line thereof with the number "640,000", said amendment being for purposes of increasing the total number of shares of Common Stock, $.01 par value per share, that have been issued and/or that may be issued upon exercise of stock options granted under the Plan from 490,000 to 640,000.

            Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The Plan and this Amendment shall be read and construed together as a single instrument.

                         PRIORITY CALL MANAGEMENT, INC.

                                 FIFTH AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                             1993 STOCK OPTION PLAN

This FIFTH AMENDMENT (this "Amendment") to the Amended and Restated 1993 Stock Option Plan (the "Plan")) of Priority Call Management, Inc., a Massachusetts corporation (the "Company"), is adopted by the Board of Directors of the Company by written consent effective as of March 9, 1999 (the "Effective Date"), subject to ratification and approval by the stockholders of the Company. Effective from and after the Effective Date (subject to ratification and approval by the stockholders of the Company), the Plan is hereby amended as follows:

1. Section 4 of the Plan hereby is amended by replacing the number "640,000" in the fifth line thereof with the number "770,000", said amendment being for purposes of increasing the total number of shares of Common Stock, $.01 par value per share, that have been issued and/or that may be issued upon exercise of stock options granted under the Plan from 640,000 to 770,000

Except to the extent amended hereby, all of the terms, provisions and conditions set forth in the Plan are hereby ratified and confirmed and shall remain in full force and effect. The plan and this amendment shall be read and construed together as a single instrument.